Exhibit 99.3

IDIV Liquidity Event Q & A

TRANSACTION

1.	Who is Kite Realty Group Trust?
Kite Realty Group Trust (NYSE: KRG) (“Kite”) is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. At December 31, 2013, Kite owned interests in a portfolio of 72 operating and redevelopment properties totaling approximately 12.4 million square feet and two properties currently under development totaling 0.8 million square feet. Kite is based in Indianapolis, Indiana.

2.	What will happen to my Inland Diversified shares?
Your Inland Diversified shares will be converted into the right to receive New York Stock Exchange listed Kite shares at the ratio of between 1.707 and 1.65 Kite shares for every one Inland Diversified share. The exact exchange ratio will be determined based on the volume-weighted average per share price of the Kite shares for the 10-day trading period ending on the third day prior to the special meeting of the Inland Diversified stockholders to approve the merger.
For a detailed discussion of the merger, the merger agreement and the impact of the merger on your Inland Diversified shares, including the exchange ratio, please see Inland Diversified’s Current Report on Form 8-K filed with the SEC on February 10, 2014. This Current Report on Form 8-K is available from the SEC website at www.sec.gov or on Inland Diversified’s website at www.inlanddiversified.com.

3.	What happened to the single tenant, net-leased property deal with Realty Income Corporation?
We are still working diligently to complete the sale of our single-tenant, net-leased properties to Realty Income, which we refer to as the net-lease sale. The first group of properties closed on schedule in January, and the second group of properties are on track to close sometime later in the first quarter. All, or the majority of all, of the proceeds from the net-lease sale will be used to pay down debt for the properties of the combined company.

4.	You announced that you intended to pay a special distribution to the stockholders last month. Am I still getting the special distribution?
No. All, or the majority of all, of the proceeds will be used to pay down debt of the combined company. This will facilitate a single-transaction liquidity event for Inland Diversified stockholders, instead of having multiple payouts or combinations of cash and/or stock.

5.	Why are you doing this transaction now?
This transaction is the culmination of the process Inland Diversified (and its board of directors led by a special committee of independent directors) has been engaged in since early last year. It allows our stockholders the opportunity to either remain a part of the combined, publicly traded company, or to liquidate their investment by selling the Kite shares they receive in the merger.

6.	Now that an agreement has been signed, what happens next?
The stockholders will be asked to vote on the merger at a special meeting of the Inland Diversified stockholders. You will receive a proxy statement soliciting your vote for the merger in the coming months.

7.	What is the required stockholder vote?
With regard to Inland Diversified, the merger needs a simple majority (more than 50% of the outstanding shares) to be approved. The transaction also requires approval from holders of two-thirds of Kite’s outstanding shares.

8.	How long will this transaction take? When will I get my stock?
The deal is anticipated to take 4 to 6 months to complete and is subject to the approval by both the Inland Diversified and Kite stockholders and the satisfaction of other customary closing conditions, including the closing of the net-lease sale. See “Process” below for a discussion on how to obtain your Kite shares after the consummation of the merger.

9.	Will Inland Diversified continue to pay its monthly distribution until close during this period?
Yes, if such dividends are declared by Inland Diversified’s board of directors. The Merger Agreement allows Inland Diversified to continue to pay monthly dividends at its historical rate.

10.	How many shares of stock will I get?
Inland Diversified stockholders will receive between 1.707 and 1.65 Kite shares for every 1 share of Inland Diversified stock they own. The exact number of Kite shares each 1 share of Inland Diversified stock will be converted into is dependent on the volume-weighted average per share price of the Kite shares for the 10-day trading period ending on the third day prior to the date of the special meeting of the Inland Diversified stockholders to approve the merger. As discussed above, for additional information regarding the exchange ratio, please see Inland Diversified’s Current Report on Form 8-K filed with the SEC on February 10, 2014.

11.	I don’t understand how my Inland Diversified shares will convert into Kite Shares.
At the closing of the merger and by operation of the merger, your shares will automatically be converted into the right to receive the Kite shares. In order to receive your Kite shares, you will be required to surrender your Inland Diversified shares by executing and delivering a letter of transmittal. See “Process” below for a more detailed discussion on how to obtain your Kite shares in the merger.

12.	Upon completion of the exchange, what will happen to any fractional shares I have of Inland Diversified?
You will only be entitled to receive whole Kite shares and any fractional shares resulting from the conversion of your Inland Diversified shares to Kite shares will be paid out in cash.

13.	How much are the shares in Kite worth?
Since Kite shares are publicly traded, their value fluctuates day-to-day and intra-day as well. Furthermore and as discussed above, the number of Kite shares you will receive for each 1 Inland Diversified share will change depending on the volume-weighted average per share price of the Kite shares for the 10-day trading period ending on the third day prior to the special meeting of the Inland Diversified stockholders to approve the merger.
On February 7, 2014, the last trading day prior to the merger announcement, the per share closing price for Kite shares was $6.15. Based on this price, each Inland Diversified share would be converted into the right to receive 1.707 Kite shares, which would equate to a value (based on this closing price) of $10.50 per Inland Diversified share.

14.	Is the share price of Kite going to change?
Yes. It is a publicly traded stock, so it regularly fluctuates in price like all publicly traded securities.

15.	I don’t want stock. Can I get all cash?
Stockholders can get cash by selling the Kite shares they receive in the merger. While some stockholders may wish to sell, others may wish to hold on to their shares of the merged company. Before doing anything, stockholders are strongly encouraged to discuss their options with their financial and tax advisor(s).

PROCESS

16.	How will I get my Kite shares of stock?
Following completion of the merger, you will receive: (a) a letter of transmittal in customary form and (b) instructions for surrendering your book-entry shares in exchange for the Kite shares.  Upon the surrender of your book-entry shares pursuant to a validly executed letter of transmittal, you will receive the Kite shares.  We expect that Kite’s third party transfer agent will record the issuance of the Kite shares to you on its stock records in book-entry form

17.	Is there paperwork required?
Yes, you will need to complete a letter of transmittal, which you will receive after the closing of the merger.

18.	Will I get a physical stock certificate?
We expect that Kite’s third party transfer agent will record the issuance of the Kite shares to you on its stock records in book-entry form.

19.	What is my proof of ownership for Kite shares?
After the closing of the merger and upon the surrender of your Inland Diversified shares pursuant to a validly executed letter of transmittal, you will receive confirmation from Kite’s third party transfer agent of the number of Kite shares you own.

20.	I already have a brokerage account and I need assistance getting my Kite shares into the brokerage account.
Please contact your financial advisor for assistance.

21.	Will I have a tax consequence from this transaction?
The receipt of Kite shares in the merger will not be a taxable event for Inland Diversified stockholders. Any tax related matters will be reported to stockholders during the normal course of business at the end of the year via a Form 1099. In the meantime, stockholders can consult with their financial and tax advisors.

22.	Should I sell my Kite shares or do you think I should keep them?
The answer to this question depends on each individual stockholder’s situation, and should be discussed with their financial and tax advisors. We cannot dispense such advice.

23.	Does Kite pay a dividend to stockholders?
Kite pays a quarterly dividend.

24.	Is there a guaranteed value of the Kite shares that I will receive in the merger?
Since the Kite shares are publicly traded, the value of these shares will fluctuate both prior to closing, which may impact the number of Kite shares you will receive in the merger, and after closing. The stock market in general, and the market for the stocks of REITs in particular, has experienced significant price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of those companies. As a result, there is no guaranteed value of the Kite shares that you will receive in the merger.

25.	My shares are held at Onaga (or any other custodian holding qualified funds). Will they hold my stock in Kite?
Yes, your custodian will hold shares in Kite.

26.	Can Onaga (or any other custodian) sell the stock I receive? What do I need to do?
The majority of custodians can sell stock held in a publicly traded company on an exchange such as the New York Stock Exchange. Please contact your financial advisor or your custodian directly for assistance. Your custodian may have additional paperwork required in order for them to act on a request to sell stock.
Additional Information about the Merger
In connection with the proposed merger, Inland Diversified and Kite expect to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY INLAND DIVERSIFIED AND KITE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INLAND DIVERSIFIED, KITE AND THE PROPOSED MERGER.
Investors and stockholders of Inland Diversified and Kite may obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by Inland Diversified and Kite with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Inland Diversified with the SEC are also available free of charge on Inland Diversified’s website at www.inlanddiversified.com and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at www.kiterealty.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
Participants in Solicitation Relating to the Merger
Inland Diversified, Kite and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Inland Diversified’s and Kite’s stockholders in respect of the proposed merger. Information regarding Inland Diversified’s directors and executive officers can be found in Inland Diversified’s definitive proxy statement filed with the SEC on April 16, 2013. Information regarding Kite’s directors and executive officers can be found in Kite’s definitive proxy statement filed with the SEC on April 8, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Inland Diversified or Kite, as applicable, using the sources indicated above.
Forward Looking Statements
This investor Q&A contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appears,” or “believe.” Such statements reflect the current view of Inland Diversified with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain stockholder approvals relating to the merger or the failure to satisfy the other conditions to completion of the merger, fluctuations in the per share price of Kite’s common shares could impact the value and return to the Inland Diversified stockholders, risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger, the effect of the announcement of the proposed merger on Inland Diversified’s and Kite’s relationships with their respective customers, tenants, lenders, operating results and businesses generally, the outcome of any legal proceedings relating to the merger, risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets, the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, competition for real estate assets and tenants, impairment charges, the availability of cash flow from operating activities for distributions and capital expenditures, the ability to refinance maturing debt or to obtain new financing on attractive terms, future increases in interest rates, actions or failures by Inland Diversified’s and Kite’s respective joint venture partners, including development partners, factors that could affect Inland Diversified’s and Kite’s respective abilities to qualify as a real estate investment trust, the uncertainties that may affect the ability of the parties to satisfy conditions to closing, determinations relating to the use of proceeds from the transaction, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under “Risk Factors” in the Inland Diversified’s and Kite’s respective most recent Form 10-Ks and subsequent Form 10-Qs on file with Securities and Exchange Commission.
Although Inland Diversified believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Diversified undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this investor Q&A. All subsequent written and oral forward-looking statements attributable to Inland Diversified the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.